LAZARD FRERES & Co. LLC
  30 ROCKEFELLER PLAZA
  NEW York. N.Y. 10020
 TELEPHONE (212) 632-6000                                       New York

 FACSIMILE (212) 632-6060
                                                                August 13, 1999

Video Services Corporation
240 Pegasus Avenue
North vale, NJ 07647

Gentlemen:

     This letter confirms the retention of Lazard Freres & Co. LLC ("Lazard") as sole and exclusive investment banker to Video Services Corporation (the "Company") in connection with the possible sale of the Company, an interest in the Company or a subsidiary or division of the Company to another corporation or business entity (a "Buyer"), which transaction may take the form of a merger or a sale of assets or equity or other interests (the "Transaction"). By signing this letter, we hereby accept our appointment as your investment banker under the terms hereof.

     We will act with respect to the foregoing for a period of one (1) year from the date hereof, subject to the following conditions:

1. We will assist you as necessary and requested to analyze the business and financial condition of the Company, formulate appropriate strategy and structural alternatives, advise you in connection with negotiations and aid in the consummation of the Transaction.

2. If requested by the Board of Directors of the Company, we will render an opinion (the "Opinion") as to the fairness to the Company or its stockholders, from a financial point of view, of the consideration to be received pursuant to the Transaction, and will furnish to the Company a letter expressing such Opinion for inclusion in material that may be provided to the stockholders of the Company and filed with the Securities and Exchange Commission. The Opinion shall be in such customary form and with such qualifications as determined appropriate by Lazard, including that Lazard has relied upon the information furnished to it by the Company and the Buyer or publicly available, has assumed the accuracy and completeness of such information and has not assumed any responsibility for independent verification of such information.

     Lazard will not, as part of the Opinion or any other aspect of this engagement. undertake any independent valuation or appraisal of any of the assets or liabilities of the Company or the Buyer, or opine or give advice to the Board of Directors of the Company or management or shareholders of the Company on any issues of solvency. Any solvency opinion or issues addressed will be the responsibility of an independent solvency professional or professionals to be retained by the Board of Directors of the Company, the Company or the Buyer. We will have no responsibility for monitoring the work or opinions of such solvency professionals.

3. In connection with our engagement, you will furnish or cause to be furnished to us such current and historical financial information and other information regarding the business of the Company as we may request. You represent and warrant to us that all of the foregoing information will be accurate and complete at the time it is furnished, and you agree to keep us advised of all material developments affecting the Company or its financial position. You also agree to use all reasonable efforts to cause the Buyer to provide us with such information concerning the Buyer as we deem necessary for our financial review and analysis and the rendering of the Opinion. The Company understands that in rendering services hereunder Lazard will be relying, without independent varification, on the accuracy and completeness of all information that is or will be furnished to us by or on behalf of the Company or any other party or potential party to any transaction contemplated by this letter, and Lazard will not in any respect be responsible for the accuracy or completeness thereof.

4.   In consideration of our services, you agree to pay us the following fees:

          (i) A fee of $75,000 payable upon execution of this letter agreement. Such

          (ii) fee shall be credited against any fee payable in Section 4 (ii); A success fee based on the aggregate consideration calculated as set forth in Schedule I hereto with respect to a Transaction (it being understood that in no event will the success fee be less than $500,000). In the event that there is more than one Transaction, the fee schedule and minimum fee referred to in the prior sentence shall apply to each Transaction; and

          (iii)A fee of $100,000, payable upon submission of any Opinion to the Board of Directors of the Company.

     For purposes hereof, the term "aggregate consideration" means the total amount of cash and the fair market value (on the date of payment) of all other property paid or payable (including amounts paid into escrow) to the Company or its securityholders in connection with the Transaction (or any related transaction). including amounts paid or payable in respect of convertible securities, warrants, stock appreciation rights, options or similar rights, whether or not vested, plus the principal amount of all indebtedness for borrowed money as set forth in the most recent consolidated balance sheet of the Company prior to consummation of the Transaction or, in the case of a sale of . assets, all indebtedness for borrowed money assumed by the Buyer. Aggregate consideration shall also include the aggregate amount of any dividends or other distributions declared by the Company after the date hereof, other than normal quarterly cash dividends, and, in case of a sale of assets, the net value of any current assets not sold by the Company. If the aggregate consideration is subject to increase by contingent payments related to future events, the portion of our fee relating thereto shall be calculated by us in good faith and paid to us upon the consummation of a Transaction.

5. Regardless of whether any Transaction is completed, you agree to reimburse us for all our expenses incurred in connection with this engagement. Generally these expenses include travel costs, document production and other expenses of this type, and will also include the fees of outside counsel and other professional advisors. All payments to be made by you pursuant to this agreement shall be made promptly after such payments accrue hereunder.

6. No fee payable to any other person, by you or any other company in connection with the subject matter of this engagement, shall reduce or otherwise affect any fee payable hereunder.

7. Simultaneously herewith, the parties hereto are entering into an indemnification letter (the "Indemnification Letter") in the form attached hereto. The Indemnification Letter shall survive any termination or expiration of this agreement.

8. Our engagement hereunder may be terminated by you or us at any time without liability or continuing obligation to you or us, except that, following such termination and any expiration of this agreement, we shall remain entitled to any fees accrued pursuant to paragraph 4 but not yet paid prior to such termination or expiration, as the case may be, and to reimbursement of expenses incurred prior to such termination or expiration, as the case may be, as contemplated by paragraph 5 hereof. In addition, in the case of termination by the Company and any expiration of this agreement, we shall remain entitled to full payment of all fees contemplated by paragraph 4 hereof in respect of any Transaction announced or resulting from negotiations commenced during the period from the date hereof until 18 months following such termination or expiration, as the case may be.

9. Except as provided in paragraph 2, any financial advice, written or oral, rendered by us pursuant to this agreement is intended solely for the benefit and use of management and the Board of Directors of the Company in considering the matters to which this agreement relates, and the Company agrees that such advice may not be disclosed publicly or made available to third parties without the prior written consent of Lazard, which consent shall not be unreasonably withheld.

10. The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Company, Lazard and any other person entitled to indemnity under the Indemnification Letter.

11. Lazard has been retained under this agreement as an independent contractor, and it is understood and agreed that this agreement does not create a fiduciary relationship between Lazard and the Company or the Board of Directors.

12. This agreement and any claim related directly or indirectly to this agreement (including any claim concerning advice provided pursuant to this agreement) shall be governed and construed in accordance with the laws of the State of New York (without giving regard to the conflicts of law provisions thereof). No such claim shall be commenced, prosecuted or continued in any forum other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, and each of the parties hereby submits to the jurisdiction of such courts. The Company hereby waives on behalf of itself and its successors and assigns any and all right to argue that the choice of forum provision is or has become unreasonable in any legal proceeding. Each of Lazard and the Company waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of Lazard pursuant to, or the performance by Lazard of the services contemplated by, this agreement.

     This agreement is the only agreement between us and superscedes any other arrangement whether written or oral. If the foregoing correctly sets forth the understanding between us, please so indicate on the enclosed signed copy of this agreement in the space provided therefor and return it to us, whereupon this agreement shall constitute a binding agreement between us.

                                                     Very truly yours,

                                                     LAZARD FRERES & CO. LLC


                                                     By/s/Barry W Ridings
                                                           Barry W. Ridings
                                                           Managing Director


     AGREED TO AND ACCEPTED
     as of the date first
     above written:

     Video Services Corporation


     By:/s/Louis H Siracusano
        Louis H. Siracusano
        Chief Executive Officer

                                   SCHEDULE 1


     The following table outlines Lazard's M&A fee schedule. The total fee is calculated by multiplying the Total Fee percentage by the Aggregate Consideration. For Aggregate Consideration in an amount between values specified in the table below, the fee will be determined by a straight-line interpolation calculation (e.g. $75mm would yield a 1.375% Total Fee %: 1.50% - [($75- $50)! ($100 -$50)] * [1.50% - 1.25% 1 = 1.375%)

         Aggregate Consideration            Total Fee %
         -----------------------            ------------
               ($ in millions)
               $25                              2.00%
               $50                              1.50%
               $100 or greater                  1.25%

                                                              August 13, 1999


     Video Services Corporation
     240 Pegasus Avenue
     Northvale, NJ 07647


     Dear Sirs:

              In connection with our engagement to advise and assist you with the matters set forth in the engagement letter of even date herewith,

you and we are entering into this letter agreement. It is understood and agreed that in the event that Lazard Freres & Co. LLC or any of our members, employees, agents, affiliates or controlling persons, if any (each of the foregoing, including Lazard Freres & Co. LLC, being an "Indemnified Person") become involved in any capacity in any action, claim, proceeding or investigation brought or threatened by or against any person, including your stockholders, related to, arising out of or in connection with our engagement, you will reimburse each such Indemnified Person for its reasonable legal and other expenses (including the cost of any investigation and preparation) as and when they are incurred in connection therewith. You will indemnify and hold harmless each Indemnified Person from and against any losses, claims, damages, liabilities or expense to which any Indemnified Person may become subject under any applicable federal or state law, or otherwise, related to, arising out of or in connection with our engagement, whether or not any pending or threatened action, claim, proceeding or investigation giving rise to such losses, claims, damages, liabilities or expense is initiated or brought by or on your behalf and whether or not in connection with any action, proceeding or investigation in which you or such Indemnified Persons are a party, except to the extent that any such loss, claim, damage, liability or expense is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily from such Indemnified Person's bad faith or gross negligence. You also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your security holders or creditors related to, arising out of or in connection with our engagement except to the extent that any loss, claim, damage or liability is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily from such Indemnified Person's bad faith or gross negligence. If multiple claims are brought against us in an arbitration related to, arising out of or in connection with our engagement, with respect to at least one of which such claims indemnification is permitted under applicable law, you agree that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for hereunder, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

     If for any reason the foregoing indemnification is held unenforceable, then you shall contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by you and your stockholders on the one hand and the party entitled to contribution on the other hand in the matters contemplated by our engagement as well as the relative fault of yourselves and such party with respect to such loss, claim, damage, liability or expense and any other relevant equitable considerations. You agree that for the purposes hereof the relative benefits received, or sought to be received, by you and your stockholders and ourselves shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by you or your stockholders, as the case may be, pursuant to the transaction (whether or not consummated) for which we have been engaged to perform investment banking services bears to (ii) the fees paid or proposed to be paid to us in connection with such engagement; provided, however, that, to the extent permitted by applicable law, in no event shall we or any other Indemnified Person be required to contribute an aggregate amount in excess of the aggregate fees actually paid to us for such investment banking services. Your reimbursement, indemnity and contribution obligations under this letter shall be in addition to any liability which you may otherwise have, shall not be limited by any rights we or any other Indemnified Person may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of yourselves, ourselves, and any other Indemnified Persons.

     You agree that, without our prior written consent (which will not be unreasonably withheld), you will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding or investigation in respect of which indemnification or contribution could be sought hereunder (whether or not we or any other Indemnified Persons are an actual or potential party to such claim, action or proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding or investigation. No waiver, amendment or other modification of this agreement shall be effective unless in writing and signed by each party to be bound thereby. This agreement and any claim related directly or indirectly to this agreement (including any claim concerning advice provided pursuant to this agreement) shall be governed and construed in accordance with the laws of the State of New York (without giving regard to the conflicts of law provisions thereof). No such claim shall be commenced, prosecuted or continued in any forum other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, and each of us hereby submits to the jurisdiction of such courts. You hereby waive on behalf of yourself and your successors and assigns any and all right to argue that the choice of forum provision is or has become unreasonable in any legal proceeding. We and you (on your own behalf and, to the extent permitted by applicable law, on behalf of your stockholders and creditors) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of or in connection with our engagement. This agreement shall remain in effect indefinitely, notwithstanding any termination or expiration of our engagement.

                                                        Very truly yours,

                                                        LAZARD FRERES & CO. LLC


                                                        By/s/Barry W Ridings
                                                            Barry W. Ridings
                                                            Managing Director



 AGREED TO AND ACCEPTED
 as of the date first
 above written:

 Video Services Corporation

  By/s/Louis H Siracusano
      Louis H. Siracusano
      Chief Executive Officer